UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 3, 2011 (April 28, 2011)
Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13105 (Commission File Number)	43-0921172 (I.R.S. Employer Identification No.)
CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)
Registrant’s telephone number, including area code: (314) 994-2700
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
The Board of Directors of Arch Coal, Inc. (the “Company”) has a policy requiring the members to resign from their position on the Board of Directors effective after the Company’s annual meeting immediately following a members 75th birthday. As a result of this policy, on April 28, 2011, Mr. Thomas A. Lockhart retired from the Board of Directors of Arch Coal, Inc. (the “Company”), and on the same date, the Board of Directors decreased the size of the Board of Directors from fourteen to thirteen. Mr. Lockhart served on the Company’s Finance Committee and the Personnel and Compensation Committee.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The annual meeting of stockholders of Arch Coal, Inc. (the “Company) was held on April 28, 2011. The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal is noted below.
Proposal 1 — Election of Directors
The following seven directors were nominated to serve for their respective term expiring at the annual meeting of stockholders in which their respective class expires, or when their successors are otherwise duly elected and qualified. The seven directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld	Broker Non-Votes
James R. Boyd	122,091,159	1,347,047	17,508,146
John W. Eaves	122,439,533	998,673	17,508,146
David D. Freudenthal	122,708,074	730,132	17,508,146
Douglas H. Hunt	120,350,709	3,087,498	17,508,145
J. Thomas Jones	122,694,400	743,806	17,508,146
A. Michael Perry	122,469,735	968,472	17,508,145
Peter I. Wold	122,719,501	718,705	17,508,146
Proposal 2 — The Ratification of the Appointment of Ernst & Young, LLP, as Arch Coal, Inc.’s Independent Public Accounting Firm
The stockholders were asked to ratify the appointment of Ernst & Young, LLP, as Arch Coal, Inc.’s independent public accounting firm for the fiscal year ending December 31, 2011. The appointment was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain
139,953,637	697,666	295,049
Proposal 3 — The Approval of Executive Compensation in an Advisory Vote
The stockholders were asked to approve the executive compensation as disclosed in the Compensation Discussion and Analysis included in the Proxy Statement, and in accordance with the compensation disclosure rules of the SEC. The proposal was approved by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain	Broker Non-Votes
115,689,364	5,691,080	2,057,744	17,508,164

Proposal 4 — Advisory Vote on Frequency of Say-on-Pay Votes
The stockholders were asked to approve an advisory vote on frequency of say-on-pay votes and the Company recommended that the stockholder vote for a one-year interval for the advisory vote on executive compensation. The advisory vote on frequency of say-on-pay votes was approved for one year by the requisite vote of a majority of the shares represented in person or by proxy and entitled to vote, as indicated below. Based on the recommendation of the Board of Directors with respect to this proposal and these results, the Company intends to hold an advisory vote on executive compensation annually.

One-Year	Two Years	Three Years	Abstain	Broker Non-Votes
106,635,939	1,326,037	14,937,277	548,931	17,498,168

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2011	Arch Coal, Inc.
	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary